Exhibit 5.7

July 10, 2013

Boards of Directors

EarthLink, Inc.

1375 Peachtree Street, N.W.

Atlanta, GA 30309

Troutman Sanders LLP

1001 Haxall Point

Richmond, VA 23219

We have acted as special counsel to DeltaCom, LLC, an Alabama limited liability company (“DeltaCom”) and are furnishing this opinion letter in connection with the registration statement on Form S-4 (the “Registration Statement”), filed by EarthLink, Inc., a Delaware corporation (the “Company”), and by each of the Company’s direct and indirect subsidiaries identified as a “Co-Registrant” on the cover page of the Registration Statement, including DeltaCom (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the proposed offering of $300,000,000 in aggregate principal amount of 7.375% Senior Secured Notes due 2020 of the Company (the “Exchange Notes”) in exchange for up to $300,000,000 in aggregate principal amount of 7.375% Senior Secured Notes due 2020 of the Company outstanding as of the date hereof (the “Original Notes”), and of the guarantees of the Exchange Notes (the “Guarantees”) to be made by DeltaCom and the other Guarantors. The Original Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of May 29, 2013 (the “Indenture”) by and among the Company, the Guarantors parties thereto and Regions Bank, as trustee (the “Trustee”).

For purposes of this opinion letter, we have examined copies of the following documents:

1.                                      The Certificate of Formation and Statement of Conversion of DeltaCom, LLC, as certified by the Secretary of State of the State of Alabama on May 8, 2013;

2.                                      The Limited Liability Company Agreement of DeltaCom, LLC, effective as of August 29, 2012;

3.                                      A certificate from the Secretary of State of the State of Alabama as to DeltaCom, LLC’s existence, dated July 8, 2013, and a certificate from the Alabama

Department of Revenue as to DeltaCom, LLC’s good standing in the State of Alabama, dated June 18, 2013;

4.                                      Certain resolutions of the Member of DeltaCom, LLC dated and effective as of May 14, 2013, relating to, among other things, the authorization, execution and delivery of the Indenture;

5.                                      The Indenture; and

6.                                      The Registration Statement.

We have also examined such other agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of such documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the laws of the State of Alabama, including the Alabama Limited Liability Company Law (the “Alabama LLC Law”).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.                                      DeltaCom is validly existing and in good standing as a limited liability company under the Alabama LLC Law as of the date hereof.

2.                                      DeltaCom had as of the date of the Indenture and has as of the date hereof the limited liability company power to execute, deliver and perform its obligations under the Indenture.

3.                                      The Indenture has been duly authorized, executed and delivered by DeltaCom under the Alabama LLC Law.

The opinions expressed above are being furnished in connection with the Registration Statement.  This opinion letter is limited to the matters expressly stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to Troutman Sanders LLP’s reliance upon the opinions expressed above in connection with its opinions to the Company regarding the validity of the Exchange Notes and the Guarantees filed as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. We also consent to your filing of this opinion letter as Exhibit 5.7 to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Maynard Cooper & Gale PC